Exhibit 99.1

Kris Bevill, Public Relations 701.280.5076 (Office) :: 701.306.8561 (Cell) kris.bevill@alerus.com

ALERUS ANNOUNCES ACQUISITION OF Metro Phoenix Bank

GRAND FORKS, N.D. & PHOENIX, A.Z. (December 8, 2021) – Alerus Financial Corporation (“Alerus”) (NASDAQ: ALRS) announced today the signing of a definitive agreement and plan of merger to acquire MPB BHC, Inc. (“MPHX”) (OTCPK: MPHX), the bank holding company for Metro Phoenix Bank, the largest full-service community bank headquartered in Phoenix. The transaction represents the twenty-fifth acquisition for Alerus since 2000 as part of its long-term plan to continually expand its four business segments—banking, retirement and benefits services, wealth management, and mortgage. Alerus has been operating in the Phoenix market since 2009.

Founded in 2007, Metro Phoenix Bank is a high-performing full-service community bank, with approximately $411 million in total assets, $283 million in total loans, and $366 million in total deposits as of September 30, 2021. MPHX operates one branch in Phoenix, serving small- and medium-sized businesses throughout the metro area.

The acquisition significantly increases the Alerus presence in Arizona and, following the completion of the transaction, Alerus will have the fifth largest deposit market share in the Phoenix metropolitan statistical area (MSA) among community banks. On a pro forma basis, Alerus will operate three branch locations in Arizona (Phoenix, Scottsdale and Mesa). The combined company’s Arizona operation will have approximately $439 million in total loans and approximately $483 million in total deposits.

“Alerus has a long history of successful strategic acquisitions that strengthen our ability to provide diversified financial services to clients across the country,” said Alerus President and Chief Executive Officer Randy Newman. “The addition of Metro Phoenix Bank will complement our business model and enhance our ability in Phoenix to offer commercial lending and banking services. We are honored to welcome our new team members and clients, and we look forward to continue providing them with excellent client service and growing these relationships with the diversified products that make Alerus unique among financial service providers.”

Alerus Chief Financial Officer Katie Lorenson, who will succeed Randy Newman as Alerus President and Chief Executive Officer on January 1, 2022, led the negotiations for the acquisition.

“We are thrilled to expand our Arizona footprint with Metro Phoenix Bank. We believe this will allow us to continue delivering value to our shareholders while staying true to our commitment to pursue acquisitions that align with our culture and core values,” said Lorenson. “The Phoenix MSA is one of the largest and fastest growing metropolitan areas in the country. By combining our existing market presence and diverse product offerings with the commercial banking experience and talented professionals of Metro Phoenix Bank, we grow our commercial client base which provides an opportunity to expand those relationships by serving the business, the owners, and their employees holistically.”

“We are excited about joining Alerus, and we saw a natural fit between our two companies which was compelling,” said Steve Haggard, President and CEO of Metro Phoenix Bank. “Our clients will benefit from the broader product set and greater resources to support our continued growth initiatives. We have found a tremendous long-term partner with Alerus, which will benefit the shareholders, employees, and clients of Metro Phoenix Bank.”

Upon completion of the transaction, Haggard will join Alerus as President of its Arizona Market, ensuring a smooth transition for clients and employees. In this role, he will also be a member of Alerus’ leadership team and oversee growth for the company in the Arizona market.

Subject to the terms of the agreement and plan of merger, MPHX shareholders will receive 0.74 Alerus common shares for each outstanding MPHX share, or approximately 2.58 million Alerus shares in the aggregate. Using a price per share of Alerus common stock of $31.43 as of December 7, 2021, the transaction has an implied purchase price of $23.26 per share, which equates to an aggregate value of $85.3 million, including $4.3 million in consideration for option holders. The transaction is anticipated to be immediately accretive to Alerus’ earnings per share, excluding one-time transaction related expenses, and approximately 8.5% accretive in the first full year.

The agreement and plan of merger has been approved by the boards of directors of Alerus and MPHX. Completion of the merger is subject to customary closing conditions, including receipt of required regulatory approvals and the approval by the shareholders of MPHX. The transaction is expected to close in the first quarter of 2022, and the data processing system conversion will occur in the first half of 2022 subsequent to the closing. Alerus currently intends to merge Metro Phoenix Bank into Alerus Financial, N.A. at that time.

D.A. Davidson & Co. served as financial advisor and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to Alerus on the transaction. Raymond James & Associates, Inc. served as financial advisor and Spierer, Woodward, Corbalis, & Goldberg served as legal counsel to MPHX.

Conference Call

Alerus will host a conference call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on December 9, 2021 to discuss the transaction and related matters. The related slide presentation is accessible on Alerus’ investor website at investors.alerus.com under “News and Events.” Interested parties may listen to the call live via webcast by visiting investors.alerus.com. Investment professionals are invited to call the toll-free number: 1-844-200-6205, Access Code: 971653. The webcast will be archived on Alerus’ investor website and will be accessible shortly following the call.

About Alerus Financial Corporation and Alerus Financial, N.A.

Alerus Financial Corporation is a diversified financial services company headquartered in Grand Forks, N.D. Through its subsidiary, Alerus Financial, N.A., Alerus provides innovative and comprehensive financial solutions to businesses and consumer clients through four distinct business segments—banking, retirement and benefits services, wealth management, and mortgage. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet the clients’ needs. Alerus Financial banking and wealth management offices are in Grand Forks and Fargo, N.D., the Minneapolis-St. Paul, Minn. metropolitan area, and Scottsdale and Mesa, Ariz. Alerus Retirement and Benefits plan administration offices are in St. Paul, Minn., East Lansing Mich., and Littleton, Colo.

About MPB BHC, Inc. and Metro Phoenix Bank

Metro Phoenix Bank (“MPB”), established in 2007 and headquartered in Phoenix, Arizona, is a full-service community bank that caters to small- to mid-sized businesses and real estate professionals. MPB offers commercial clients a variety of services ranging from commercial real estate lending, outdoor media lending, SBA financing solutions, and a robust treasury management platform that includes a homeowners association / property management specialty program. MPB’s holding company, MPB BHC, Inc., is traded over the counter as “MPHX”.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus and MPHX and certain plans, expectations, goals, projections and benefits relating to the proposed merger between Alerus and MPHX, all of which are subject to numerous assumptions, risks and uncertainties.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which are, by their nature, inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Alerus with the Securities and Exchange Commission (“SEC”), risks and uncertainties for Alerus, MPHX and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of MPHX’s operations with those of Alerus will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed merger; (4) changes to tax legislation and their potential effects on the accounting for the merger; (5) the inability to complete the proposed merger due to the failure of MPHX’s shareholders to adopt the agreement and plan of merger; (6) the failure to satisfy other conditions to completion of the proposed merger, including receipt of required regulatory and other approvals; (7) the failure of the proposed merger to close for any other reason; (8) diversion of management’s attention from ongoing business operations and opportunities due to the proposed merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed merger on Alerus’, MPHX’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) the dilution caused by Alerus’ issuance of additional shares of Alerus common stock in connection with the merger; and (13) the continuing COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations and financial condition of Alerus, MPHX and the combined company. Please refer to Alerus’ Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Any forward-looking statement included in this press release is based only on information currently available to management and speaks only as of the date on which it is made. Neither Alerus nor MPHX undertakes any obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional Information

Alerus will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of MPHX that also constitutes a prospectus of Alerus, which will be sent to the shareholders of MPHX. MPHX’s shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Alerus, MPHX and the proposed transaction. When filed, this document and other documents relating to the merger filed by Alerus can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Alerus’ website at www.alerus.com under the link “Investors Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Alerus upon written request to Alerus Financial Corporation, Corporate Secretary, 401 Demers Avenue, Grand Forks, North Dakota 58201 or by calling (701) 795-3200.

Participants in This Transaction

Alerus, MPHX and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about Alerus’ participants may be found in the definitive proxy statement of Alerus relating to its 2021 Annual Meeting of Shareholders filed with the SEC on April 1, 2021. This definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

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